FIRST AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between ETF Series Solutions (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of October 25, 2021 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of one Fund; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of one Fund: “Defiance Digital Revolution ETF.”

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ETF SERIES SOLUTIONS                FORESIDE FUND SERVICES, LLC

By:    /s/ Michael Barolsky                By:     /s/ Mark Fairbanks
    Michael Barolsky, Vice President            Mark Fairbanks, Vice President

EXHIBIT A

Point Bridge GOP Stock Tracker ETF

Defiance Quantum ETF
Defiance Next Gen Connectivity ETF
Defiance Nasdaq Junior Biotechnology ETF Defiance Next Gen SPAC Derived ETF
Defiance Next Gen H2 ETF
Defiance Next Gen Big Data ETF
Defiance Hotel, Airline, and Cruise ETF
Defiance Next Gen Altered Experience ETF
Defiance Digital Revolution ETF